EXHIBIT 1.2

TERMS AGREEMENT

August 3, 2020

PRAXAIR, INC.

10 Riverview Drive

Danbury, CT 06810-6268

Ladies and Gentlemen:

Reference is made to the Standard Underwriting Agreement Provisions (June 2, 2020 edition) that is Exhibit 1.1 of the Registration Statement on Form S-3 referenced below and filed by Linde plc with the Securities and Exchange Commission. Such Standard Underwriting Agreement Provisions, other than the form of Terms Agreement attached thereto as Exhibit A (the “Standard Provisions”), are incorporated herein by reference in their entirety (as modified as set forth in Section 2 below) and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein. Terms defined in the Standard Provisions are used herein as therein defined.

1.    Terms.

Subject to the terms and conditions set forth herein or incorporated by reference herein from the Standard Provisions, each Underwriter named in Annex I attached hereto agrees, severally and not jointly, to purchase the Offered Securities described below in the amount set forth opposite such Underwriter’s name on such Annex. The closing in respect of the purchase and sale of the Offered Securities shall occur on the date set forth below as the “Closing Date” at or about the time specified below.

Registration Statement:	333-238875

Date of Base Prospectus:	June 2, 2020

Date of Preliminary Prospectus Supplement:	August 3, 2020

Pricing Term Sheet:	Attached as Annex II hereto

Date of Prospectus Supplement:	August 3, 2020

Time of Sale:	4:10 p.m. (New York City time) on August 3, 2020

Closing Date:	August 10, 2020 (T+5)

Time of Closing:	9:00 a.m. (New York City time)

Names and Addresses of Representatives for notices per Section 10 of the Standard Provisions:	BofA Securities, Inc. 50 Rockefeller Plaza, NY 1-050-12-02 New York, New York 10020 Attention: High Grade Transaction Management/Legal Fax: 646-855-5958

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: 646-291-1469

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Fax: 212-834-6081

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Fax: 212-205-7812

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Fax: 704-410-0326

For purposes of Sections 2 and 7 of the Standard Provisions, the information furnished to the Registrants by any Underwriter:	The third sentence of the ninth paragraph, the eleventh paragraph, the twelfth paragraph, the thirteenth paragraph and the fourteenth paragraph under the heading “Underwriting” in the Preliminary Prospectus Supplement.

Issuer:	Praxair, Inc.

Title of Offered Securities:	1.100% Notes due 2030 (the “2030 Notes”) 2.000% Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Offered Securities”)

Purchase Price for Underwriters:

2030 Notes: 99.333% of the principal amount thereof, plus accrued interest, if any, from August 10, 2020

2050 Notes: 98.610% of the principal amount thereof, plus accrued interest, if any, from August 10, 2020

2.    Modifications to the Standard Provisions.

For purposes of this Terms Agreement, the following sentence is added to the end of Section 2(A)(h) of the Standard Provisions:

“The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of Regulation S-X and the pro forma adjustments included therein have been properly applied to the historical amounts in the compilation of such pro forma financial statements.”

For purposes of this Terms Agreement, Section 4(g) of the Standard Provisions is replaced with the following:

“Between the date of any Terms Agreement and the Closing Date specified in such agreement, Praxair will not, without the prior consent of the Representatives (which consent shall not be unreasonably withheld or delayed), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any debt securities of Praxair having a maturity of more than one year from the date of issue that are similar in terms of the Offered Securities, or publicly disclose the intention to make any such offer, sale, pledge or other transfer disposition.”

For purposes of this Terms Agreement, Exhibits B-1, B-2, C-1, C-2 and D to the Standard Provisions are replaced with the forms of opinions and letter agreed prior to the Time of Sale between the relevant counsel and counsel for the Underwriters.

For purposes of this Terms Agreement, the words before “(i)” in Section 6(f) of the Standard Provisions are replaced with the following:

“The Representatives shall have received a certificate, dated the Closing Date, of the President, any Vice President, a principal financial or accounting officer or Permanent Representative of the Company in which such person (in such person’s capacity as such) shall state that, to the best of such person’s knowledge,”.

3.    Miscellaneous.

We represent that we are authorized to act for the several Underwriters named in Annex I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument. Delivery of an executed agreement by one party to the others may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BOFA SECURITIES, INC.

On behalf of itself and as Representative of the Several Underwriters

By:	/s/ Laurie Campbell
	Name:	Laurie Campbell
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

On behalf of itself and as Representative of the Several Underwriters

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

On behalf of itself and as Representative of the Several Underwriters

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

MIZUHO SECURITIES USA LLC

On behalf of itself and as Representative of the Several Underwriters

By:	/s/ Moshe Tomkiewicz
	Name:	Moshe Tomkiewicz
	Title:	Managing Director

[Signature Page to Praxair Terms Agreement]

WELLS FARGO SECURITIES, LLC

On behalf of itself and as Representative of the Several Underwriters

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Signature Page to Praxair Terms Agreement]

The foregoing Terms Agreement is hereby confirmed as of the date first above written

PRAXAIR, INC.

By:	/s/ Timothy S. Heenan
	Name:	Timothy S. Heenan
	Title:	Vice President and Treasurer

LINDE PLC

By:	/s/ Christopher Cossins
	Name:	Christopher Cossins
	Title:	Permanent Representative

LINDE GMBH

By:	/s/ Eduardo Menezes
	Name:	Eduardo Menezes
	Title:	Principal Executive Officer and Director

By:	/s/ Matthias von Plotho
	Name:	Matthias von Plotho
	Title:	Principal Financial Officer, Principal
Accounting Officer and Director

[Signature Page to Praxair Terms Agreement]

ANNEX I

Underwriters	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2050 Notes to be Purchased
BofA Securities, Inc.	$112,000,000	$48,000,000
Citigroup Global Markets Inc.	112,000,000	48,000,000
J.P. Morgan Securities LLC	112,000,000	48,000,000
Mizuho Securities USA LLC	112,000,000	48,000,000
Wells Fargo Securities, LLC	112,000,000	48,000,000
Australia and New Zealand Banking Group Limited	8,236,000	3,529,000
BBVA Securities Inc.	8,236,000	3,529,000
Banco Bradesco BBI S.A.	8,236,000	3,529,000
BNY Mellon Capital Markets, LLC	8,236,000	3,529,000
Credit Agricole Securities (USA) Inc.	8,236,000	3,529,000
ING Financial Markets LLC	8,235,000	3,530,000
Landesbank Baden-Württemberg	8,235,000	3,530,000
Landesbank Hessen-Thüringen Girozentrale	8,235,000	3,530,000
Santander Investment Securities Inc.	8,235,000	3,530,000
SG Americas Securities, LLC	8,235,000	3,530,000
Siebert Williams Shank & Co., LLC	8,235,000	3,530,000
Skandinaviska Enskilda Banken AB (publ)	8,235,000	3,530,000
SMBC Nikko Securities America, Inc.	8,235,000	3,529,000
Standard Chartered Bank	8,235,000	3,529,000
TD Securities (USA) LLC	8,235,000	3,529,000
U.S. Bancorp Investments, Inc.	8,235,000	3,529,000
Westpac Banking Corporation	8,235,000	3,529,000

Total	$700,000,000	$300,000,000

ANNEX II — Pricing Term Sheet

[Attached]

Free Writing Prospectus	Filed pursuant to Rule 433 under the
(Supplements the Preliminary Prospectus	Securities Act of 1933
Supplement dated August 3, 2020)	Registration Statement No. 333-238875

Praxair, Inc.

$700,000,000 1.100% Notes due 2030 (the “2030 Notes”)

$300,000,000 2.000% Notes due 2050 (the “2050 Notes”)

Pricing Term Sheet

August 3, 2020

Terms Applicable to Each Series of Notes

Issuer:	Praxair, Inc.

Interest Payment Dates:	Semi-annually in arrears on each February 10 and
August 10, commencing February 10, 2021.

Interest Record Dates:	January 26 and July 26

Joint Book-Running Managers:	BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Wells Fargo Securities, LLC

Co-Managers:	Australia and New Zealand Banking Group Limited
BBVA Securities Inc.
Banco Bradesco BBI S.A.
BNY Mellon Capital Markets, LLC
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Landesbank Baden-Württemberg
Landesbank Hessen-Thüringen Girozentrale
Santander Investment Securities Inc.
SG Americas Securities, LLC
Siebert Williams Shank & Co., LLC
Skandinaviska Enskilda Banken AB (publ)
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Westpac Banking Corporation

Trade Date:	August 3, 2020

Settlement Date:	August 10, 2020 (T+5). Under Rule 15c6-1 of the Securities and Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the two business days thereafter will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Terms Applicable to the 2030 Notes

Title of Securities:	1.100% Notes due 2030

Principal Amount:	$700,000,000

Maturity Date:	August 10, 2030

Benchmark Treasury:	0.625% UST due May 15, 2030

Benchmark Treasury Price:	100-22

Benchmark Treasury Yield:	0.553%

Spread to Benchmark Treasury:	57 basis points

Yield to Maturity:	1.123%

Interest Rate:	1.100% per annum

Public Offering Price (Issue Price):	99.783% of the principal amount thereof plus accrued interest, if any, from August 10, 2020, if settlement occurs after that date.

Optional Redemption:	Make-whole call at T+10 basis points prior to May 10, 2030; 100% of principal amount on or after May 10, 2030, in either case, plus accrued and unpaid interest on the principal amount of the 2030 Notes being redeemed.

CUSIP/ISIN:	74005P BT0/US74005PBT03

Terms Applicable to the 2050 Notes

Title of Securities:	2.000% Notes due 2050

Principal Amount:	$300,000,000

Maturity Date:	August 10, 2050

Benchmark Treasury:	2.000% UST due February 15, 2050

Benchmark Treasury Price:	119-06+

Benchmark Treasury Yield:	1.223%

Spread to Benchmark Treasury:	80 basis points

Yield to Maturity:	2.023%

Interest Rate:	2.000% per annum

Public Offering Price (Issue Price):	99.485% of the principal amount thereof plus accrued interest, if any, from August 10, 2020, if settlement occurs after that date.

Optional Redemption:	Make-whole call at T+15 basis points prior to February 10, 2050; 100% of principal amount on or after February 10, 2050, in either case, plus accrued and unpaid interest on the principal amount of the 2050 Notes being redeemed.

CUSIP/ISIN:	74005P BS2/US74005PBS20

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting any of the Joint Book-running Managers as set forth below:

BofA Securities, Inc.	dg.prospectus_requests@bofa.com or
800-294-1322 (toll free)

Citigroup Global Markets Inc.	prospectus@citi.com or
800-831-9146 (toll free)

J.P. Morgan Securities LLC	866-803-9204 (collect)

Mizuho Securities USA LLC	866-271-7403 (toll free)

Wells Fargo Securities, LLC	wfscustomerservice@wellsfargo.com or
800-645-3751 (toll free)

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX III — Additional Time of Sale Information

None.